Filed Pursuant to Rule  424(b)(2)
                Relating to Form S-3 Registration
                     Statement No. 333-00815

                      DEVON FINANCING TRUST


                      PROSPECTUS SUPPLEMENT
           TO THE PROSPECTUS DATED SEPTEMBER 11, 1996


          The Selling Holders selling Offered Securities pursuant to this Prospectus Supplement and certain information concerning the sale of the Offered Securities are as follows:

                                     Number of
                      Securities      Offered        Name of
   Selling Holder        Held       Securities    Broker/Dealer
                                      Offered

Forum Capital          10,000        10,000       Forum Capital
Markets, L.P.                                     Markets, L.P.



           The above-listed securities will be sold to purchasers directly by the selling holder. There are no special arrangement or agreement with any broker/dealers regarding the sale of the Offered Securities. The Selling Holders do not have, and during the past three years have not had, any material relationships with Devon Energy Corporation or any of its affiliates.


           The Date of this Supplemental Prospectus is
                        November 12, 1997